DLH Reports Fiscal 2024 Second Quarter Results
Revenue Grows and Backlog Strengthens as Debt Reduction Continues
Atlanta, Georgia – May 1, 2024 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of science research and development, systems engineering and integration, and digital transformation and cyber security solutions to federal agencies, today announced financial results for its fiscal second quarter ended March 31, 2024.

Second Quarter Highlights
•Second quarter revenue was $101.0 million in fiscal 2024 versus $99.4 million in fiscal 2023
•Earnings were $1.8 million, or $0.12 per diluted share, for the second quarter of fiscal 2024 versus $0.8 million, or $0.06 per diluted share, for the second quarter of fiscal 2023
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $10.2 million for the second quarter of fiscal 2024 as compared to $10.5 million for the second quarter of fiscal 2023.
•Total debt was $170.8 million as of March 31, 2024 versus $174.4 million as of December 31, 2023
•Contract backlog was $736.2 million as of March 31, 2024 versus $653.5 million as of December 31, 2023.

Management Discussion
"I am very pleased to announce that, with the Continuing Resolution behind us and decision-making in Washington getting back on track, we posted both revenue and backlog growth during the quarter — positioning us well for the remainder of fiscal 2024," said Zach Parker, DLH President and Chief Executive Officer. "Revenue rose to $101.0 million, up slightly year-over-year, and our backlog climbed more than $80 million sequentially from the end of the first quarter, to $736.2 million. Our bottom line also improved over fiscal 2023 results, reflecting the positive impact of focusing cash flow on de-levering our balance sheet. We were proud to announce renewal contract awards with the National Cancer Institute and the National Institute on Drug Abuse as we were selected to continue supporting their critical missions and potentially increase our presence at each institute through significant contract provisions for optional IT services. Over the past quarter we saw momentum building in government decision making and with an active pipeline of opportunities, we expect to deliver further backlog gains and top line growth going forward. This should position us well for fiscal 2025 and beyond, while our ongoing debt reduction strategy continues to enhance underlying performance and shareholder value.

"With respect to the VA CMOP program, as reported during the quarter, the VA issued notices of intent to award short term contracts for each of the CMOP locations. They subsequently cancelled those notices and issued us a new contract to provide services while the procurements for new five-year contracts are evaluated and awarded. The contract has a ceiling value of $200 million, with initial tasking through July 31, 2024.”

Results for the Three Months Ended March 31, 2024
Revenue for the second quarter of fiscal 2024 was $101.0 million versus $99.4 million in fiscal 2023, reflecting growth across the Company's programs, particularly in public health and IT services offset in part by national security contracts converting to small business set-aside companies.

Income from operations was $5.9 million versus $6.0 million in the fiscal 2023 second quarter and, as a percentage of revenue, the Company reported operating margin of 5.9% in fiscal 2024 second quarter versus 6.0% in the prior-year period. For the quarter, general and administrative costs increased as a percentage of revenue to 11.6% from 10.8%, primarily due to an increase in legal costs associated with customer procurements and strategic corporate planning costs.

Interest expense was $4.2 million in the fiscal second quarter of 2024 versus $4.8 million in the prior-year period, reflecting lower debt outstanding due to the Company's use of cash flow generation to de-lever the balance sheet. Income before income taxes was $1.8 million for the second quarter this year versus $1.2 million in fiscal 2023, representing 1.7% and 1.2% of revenue, respectively, for each period.

For the three months ended March 31, 2024 and 2023, DLH recorded a $(0.1) million and $0.4 million provision for income tax expense, respectively, with the lower tax in fiscal 2024 reflecting the beneficial impact of stock based compensation expense as options are exercised. The Company reported net income of approximately $1.8 million, or $0.12 per diluted share, for the second quarter of fiscal 2024 versus $0.8 million, or $0.06 per diluted share, for the second quarter of fiscal 2023. As a percentage of revenue for the second quarters of fiscal 2024 and 2023, net income was 1.8% and 0.8%, respectively.

On a non-GAAP basis, EBITDA for the three months ended March 31, 2024 was approximately $10.2 million versus $10.5 million in the prior-year period, or 10.1% and 10.5% of revenue, respectively.
Key Financial Indicators
During the second quarter of fiscal 2024, DLH generated $5.2 million in operating cash. As of March 31, 2024 the Company had cash of $0.2 million and debt outstanding under its credit facilities of $170.8 million versus cash of $0.2 million and debt outstanding of $179.4 million as of September 30, 2023. The debt reduction of $3.6 million was all voluntary prepayments applied to floating rate debt. The Company expects to reduce its total debt balance to between $157.0 million and $153.0 million by the end of fiscal 2024.

As of March 31, 2024 total backlog was approximately $736.2 million, including funded backlog of approximately $106.9 million and unfunded backlog of $629.3 million.
Conference Call and Webcast Details
DLH management will discuss second quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, May 2, 2024. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 2520402.

About DLH
DLH (NASDAQ: DLHC) enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 3,000 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW
DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue	$101,007	$99,417	$198,857	$172,155
Cost of operations:
Contract costs	79,112	78,238	158,193	135,494
General and administrative costs	11,710	10,693	19,407	18,117
Corporate development costs	—	—	—	1,735
Depreciation and amortization	4,243	4,535	8,496	6,937
Total operating costs	95,065	93,466	186,096	162,283
Income from operations	5,942	5,951	12,761	9,872
Interest expense	4,190	4,765	8,848	6,595
Income before provision for income taxes	1,752	1,186	3,913	3,277
Provision for income tax (benefit) expense	(60)	381	(50)	925
Net income	$1,812	$805	$3,963	$2,352

Net income per share - basic	$0.13	$0.06	$0.28	$0.17
Net income per share - diluted	$0.12	$0.06	$0.27	$0.16

Weighted average common stock outstanding
Basic	14,205	13,759	14,118	13,530
Diluted	14,946	14,600	14,823	14,447

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands except par value of shares)

	March 31, 2024	September 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash	$238	$215
Accounts receivable	55,457	59,119
Other current assets	2,221	3,067
Total current assets	57,916	62,401
Goodwill	138,161	138,161
Intangible assets, net	116,549	124,777
Operating lease right-of-use assets	8,315	9,656
Deferred taxes, net	3,028	3,070
Equipment and improvements, net	1,787	1,590
Other long-term assets	186	186
Total assets	$325,942	$339,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,035	$29,704
Debt obligations - current, net of deferred financing costs	17,178	17,188
Accrued payroll	11,756	13,794
Operating lease liabilities - current	3,242	3,463
Other current liabilities	996	638
Total current liabilities	56,207	64,787
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	147,610	155,147
Operating lease liabilities - long-term	14,242	15,908
Other long-term liabilities	1,133	1,560
Total long-term liabilities	162,985	172,615
Total liabilities	219,192	237,402
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,230 and 13,950 shares issued and outstanding at March 31, 2024 and September 30, 2023, respectively	14	14
Additional paid-in capital	100,322	99,974
Retained earnings	6,414	2,451
Total shareholders’ equity	106,750	102,439
Total liabilities and shareholders' equity	$325,942	$339,841

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Six Months Ended
	March 31,
	2024	2023
Operating activities
Net income	$3,963	$2,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,496	6,937
Amortization of deferred financing costs charged to interest expense	1,040	904
Stock-based compensation expense	1,573	1,352
Deferred taxes, net	42	—
Changes in operating assets and liabilities
Accounts receivable	3,662	(1,057)
Other assets	2,187	719
Accounts payable and accrued liabilities	(6,669)	(4,757)
Accrued payroll	(2,038)	8
Other liabilities	(1,955)	404
Net cash provided by operating activities	10,301	6,862
Investing activities
Business acquisition, net of cash acquired	—	(180,711)
Purchase of equipment and improvements	(466)	(463)
Net cash used in investing activities	(466)	(181,174)
Financing activities
Proceeds from revolving line of credit	161,555	32,594
Repayment of revolving line of credit	(157,079)	(11,264)
Proceeds from debt obligations	—	168,000
Repayments of debt obligations	(13,063)	(7,125)
Payments of deferred financing costs	—	(7,622)
Proceeds from issuance of common stock upon exercise of options and warrants	261	287
Payment of tax obligations resulting from net exercise of stock options	(1,486)	(649)
Net cash (used in) provided by financing activities	(9,812)	174,221
Net change in cash	23	(91)
Cash - beginning of year	215	228
Cash - end of year	$238	$137
Supplemental disclosures of cash flow information
Cash paid during the year for interest	$7,873	$5,714
Cash paid during the year for income taxes	$1,798	$3,202
Supplemental disclosures of non-cash activity
Common stock surrendered for the exercise of stock options	$2,324	$238

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) interest expense, (ii) Provision for income tax expense and (iii) depreciation and amortization. EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance. EBITDA is not a recognized measurement under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results as defined under GAAP.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure (in thousands):

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2024	2023	Change	2024	2023	Change
Net income	$1,812	$805	$1,007	$3,963	$2,352	$1,611
(i) Interest expense, net	4,190	4,765	(575)	8,848	6,595	2,253
(ii) Provision for income tax (benefit) expense	(60)	381	(441)	(50)	925	(975)
(iii) Depreciation and amortization	4,243	4,535	(292)	8,496	6,937	1,559
EBITDA	$10,185	$10,486	$(301)	$21,257	$16,809	$4,448

Net income as a % of revenue	1.8%	0.8%	1.0%	2.0%	1.4%	0.6%
EBITDA as a % of revenue	10.1%	10.5%	(0.4)%	10.7%	9.8%	0.9%
Revenue	$101,007	$99,417	$1,590	$198,857	$172,155	$26,702